UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 17, 2014

ENTERTAINMENT GAMING ASIA INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-32161	91-1696010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Unit C1, G/F., Koon Wah Building
No. 2 Yuen Shun Circuit
Yeun Chau Kok, Shatin

New Territories, Hong Kong

(Address of principal executive offices)

+ 852-3147 6600
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.06	Material Impairments

On January 17, 2014, the board of directors of Entertainment Gaming Asia Inc. (the “Company”), acting on the recommendations of Company management, concluded that the Company should under U.S. generally accepted accounting principles record an impairment charge of approximately $2.5 million as of December 31, 2013 related the Company’s Dreamworld Casino (Pailin) operations.

The impairment charge involves the write-down of assets related to the building infrastructure and certain gaming equipment, which cannot be redeployed to other existing properties.

The Company does not expect that the impairment charge will result in future cash expenditures.

The Company remains committed to its gaming operations development strategy and is actively working to secure new, larger scale projects located in more established gaming markets in Indo-China.

On January 21, 2014, the Company issued a press release disclosing the impairment charge relating to the Dreamworld Casino (Pailin) operations. The press release is filed as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits

(d)	The following exhibit is filed as an exhibit to this Current Report on Form 8-K:

Exhibit No.	Description	Method of Filing
99.1	Company press release dated January 21, 2014	Filed electronically herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERTAINMENT GAMING ASIA INC.

Dated: January 21, 2014	/s/ Clarence Chung
Clarence (Yuk Man) Chung
Chief Executive Officer